Exhibit 99.1

VeriFone Reports Results for the
Second Quarter of Fiscal 2012

SAN JOSE, CA - May 24, 2012 - VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended April 30, 2012 (“Q2 FY12”).

Non-GAAP net revenues for Q2 FY12 were $479 million, compared to $425 million in the previous quarter and $293 million for the comparable period of fiscal 2011 (“Q2 FY11”), a 64% year-over-year increase. GAAP net revenues were $472 million for the latest quarter, $420 million for the prior quarter, and $292 million for Q2 FY11.

In Q2 FY12, non-GAAP net revenues excluding revenues from businesses acquired in the past 12 months increased 15% from the year-ago quarter. Hypercom-brand non-GAAP net revenues increased $8 million sequentially to $81 million in Q2 FY12.

Non-GAAP gross margins were 45% for Q2 FY12, compared to 43% in the prior quarter and 43% in Q2 FY11. GAAP gross margins were 41% for the latest quarter, 37% for the prior quarter and 42% for Q2 FY11.

Non-GAAP net income per diluted share for Q2 FY12 was $0.64, compared to $0.58 in the prior quarter and $0.46 for Q2 FY11, a 39% year-over-year increase. GAAP net income per diluted share for the latest quarter was $0.13 income, compared to a $0.03 loss in the prior quarter and $0.27 income in Q2 FY11.

“We are very pleased with our performance, particularly the acceleration in organic growth and the increase in Hypercom-brand sales,” said Douglas G. Bergeron, Chief Executive Officer. “We remain confident in our outlook for the year. VeriFone is continuing to prove that widespread incumbency combined with market-leading innovation is a winning formula for the payments marketplace.”

Highlights Since Last Earnings Release

Today VeriFone and PayPal announced a comprehensive licensing, marketing and implementation agreement intended to pave the way for universal PayPal acceptance at large and mid-size merchants nationwide. A majority of these merchants in the U.S. utilize VeriFone's software platform and payment systems, which will be adapted so merchants can easily elect the PayPal option. Shoppers will be able to utilize the entire spectrum of PayPal access methods at checkout, including using a PayPal Access card and PIN, entering a phone number and PIN, or even using an NFC mobile phone and PIN in the future. Initially VeriFone will layer PayPal's “cloud wallet” interfaces and user experience at select merchant locations in the U.S., alongside traditional payment forms, spurring consumer demand for this unique payment experience. Longer term, VeriFone will enable PayPal acceptance natively as part of new services and solution packages sold to its large retail customer base.

On May 8, at the International CTIA WIRELESS 2012 tradeshow, VeriFone introduced SAIL by VeriFone, a streamlined, cost effective payment-as-a-service platform that provides small businesses an easy and secure way to accept payments wherever business takes them. The open and flexible nature of SAIL makes the solution uniquely compatible with mobile devices, such as tablets and smartphones, as well as traditional payment acceptance devices. SAIL enables banks, technology companies and independent sales organizations to build their own payment or marketing solutions, including loyalty and social media, on top of VeriFone's secure infrastructure. Customers using iOS or Android devices with SAIL will receive a free mobile app and card reader that securely encrypts card data with each transaction. For merchants with higher volumes and multiple locations, SAIL offers integration with traditional VeriFone countertop devices that support emerging standards such as EMV smartcard, NFC contactless, mobile wallet and more. Merchants on SAIL will benefit from dashboards that allow them to analyze their transactions across all of their payment systems - tablets, smartphones and traditional terminals.

On May 8, AT&T and VeriFone announced VeriFone GlobalBay Solutions from AT&T, a co-branded offering that will reduce checkout speed and improve the overall customer experience. Sales associates armed with mobile devices can scan items, apply coupons and discounts and complete credit card transactions from any location in the store. In addition, the tablet-based solutions provide the ability to sell items from inventory not available in the store - helping to prevent lost sales. VeriFone GlobalBay Solutions from AT&T can also change the game in service industries, offering restaurants tableside ordering and payment capabilities, and for hotels, allowing hospitality staff to add purchases to guest room bills.

On March 19, VeriFone announced that U.S. transaction volume through its PAYware Connect gateway has achieved an annual rate exceeding $10 billion, a first for the mobile payments industry. Growth in mobile payments and increasing retailer demand for cloud-based payment services is spurring increased opportunities for VeriFone's hosted payment solution, which minimizes the complexities of payment acceptance and reduces the scope of PCI compliance. PAYware Connect's rapid U.S. growth reflects VeriFone's wide range of offerings to merchants of all sizes. Small merchants are selecting PAYware Mobile solutions for use with smartphones and tablets in their businesses. Larger merchants are selecting PAYware for in-the-aisle checkout and for solutions that are integrated with other retail systems.

Guidance for Third Quarter 2012 and Full Fiscal Year
For the third fiscal quarter ending July 31, 2012, VeriFone expects to report non-GAAP net revenues in the range of $495 million to $500 million. Non-GAAP net income per diluted share is projected to range from $0.68 to $0.70. For the full year of fiscal 2012, VeriFone expects to report non-GAAP net revenues in the range of $1.900 billion to $1.925 billion. Non-GAAP net income per diluted share is expected to range from $2.60 to $2.66 in FY12.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include, but are not limited to: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, whether the expected benefits of our business initiatives are achieved, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers, distributors and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, risks and uncertainties related to the conduct of our business and operations internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:
http://ir.verifone.com
Investor Contact:
Doug Reed
SVP, Treasury & Investor Relations
Tel: 408-232-7979
Email: ir@verifone.com

Editorial Contact:
Pete Bartolik
VeriFone Media Relations
Tel: 508-283-4112
Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP net revenues excluding revenues from businesses acquired in the past 12 months; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense); non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone's performance and to compare VeriFone's current results with those for prior periods as well as with the results of peer companies. VeriFone's competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone's, in a manner that VeriFone's management believes does not reflect underlying operating performance that is comparable to VeriFone's. Management also uses these non-GAAP financial measures in VeriFone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone's debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone's results of operations as determined in accordance with GAAP.

Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Note A: Non-GAAP net revenues excluding revenues from businesses acquired in the past 12 months. This non-GAAP financial measure refers to non-GAAP net revenues excluding net revenues from businesses acquired in the past 12 months. Net revenues from businesses acquired consists of net revenues derived from the sales channels of acquired resellers, net revenues from system solutions and services attributable to acquired businesses and, for acquisitions of small businesses which are integrated within a relatively short time after the close of the acquisition, net revenues based on the average net revenues run rate in the quarter after the acquisition closed.

Note B: Acquisition Related Expenses and Restructuring Costs. VeriFone adjusts certain revenues and expenses that are the result of acquisitions and restructurings. These adjustments include the amortization of purchased intangible assets and fixed asset fair value adjustments, incremental costs associated with acquisitions (such as professional fees, legal fees related to inherited litigation and one-time charges related to acquired balances), acquisition integration expenses, loss on financial instruments entered into to fix the acquisition purchase price in U.S. dollars when it is payable in foreign currencies, step-down in deferred revenue on acquisition and step-

up in inventory on acquisition. These adjustments do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition whereby third parties have yet to fulfill their contractual obligations. In addition, we adjust for the settlements of contingencies and true-up of balances established at the time of acquisition. Acquisition related expenses also result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses. In determining whether any acquisition related revenue or expense adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustment would or would not aid the understanding of the performance of its operations.

Note C: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note D: Other Charges and Income. VeriFone excludes certain expenses and income that are the result of either unique or unplanned events that are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods.

•
Gains or losses on financial transactions, such as the accelerated amortization of capitalized debt issuance costs due to the early repayment of debt, which result from unforeseen circumstances and typically occur outside of the ordinary course of business are excluded from Other income (expense), net to ensure comparability between periods.

•
Non-cash interest expense recorded relating to the adoption of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement) is excluded to promote comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations.

•
Income taxes are adjusted for the tax effect of excluding items related to our non-GAAP financial measures, in order to provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Our non-GAAP tax rate for the period November 1, 2010 through December 30, 2011 was 20%. Our non-GAAP tax rate for the period since the December 30, 2011 acquisition of Point is 18%.

Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note E: Non-GAAP Net Income per Share. VeriFone provides basic and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP net income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive. For diluted non-GAAP net income per share, we have reduced the diluted share count for shares that would be delivered to us pursuant to hedge transactions that we believe will be effective upon conversion of the currently outstanding Senior Convertible Notes (the “Notes”) due in June 2012. Under GAAP,

shares delivered to us in hedge transactions are not considered offsetting shares in the fully diluted share calculation until they are actually delivered.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended April 30,			Six Months Ended April 30,
	2012	2011	% Change (1)	2012	2011	% Change (1)
Net revenues:
System Solutions	$340,443	$235,334	44.7%	$653,084	$461,041	41.7%
Services	131,575	57,112	130.4%	238,458	115,170	107.0%
Total net revenues	472,018	292,446	61.4%	891,542	576,211	54.7%

Cost of net revenues:
System Solutions	202,273	137,596	47.0%	401,025	277,736	44.4%
Services	77,586	32,265	140.5%	141,720	64,399	120.1%
Total cost of net revenues	279,859	169,861	64.8%	542,745	342,135	58.6%

Gross profit	192,159	122,585	56.8%	348,797	234,076	49.0%

Operating expenses:
Research and development	37,849	25,402	49.0%	72,928	47,044	55.0%
Sales and marketing	46,141	31,139	48.2%	86,127	59,445	44.9%
General and administrative	72,453	28,706	152.4%	132,106	55,038	140.0%
Total operating expenses	156,443	85,247	83.5%	291,161	161,527	80.3%

Operating income	35,716	37,338	-4.3%	57,636	72,549	-20.6%
Interest expense	(18,636)	(7,465)	149.6%	(33,270)	(15,035)	121.3%
Interest income	1,143	287	298.3%	2,150	570	277.2%
Other income (expense), net	(1,712)	(1,874)	-8.6%	(22,911)	(223)	nm
Income before income taxes	16,511	28,286	-41.6%	3,605	57,861	-93.8%
Provision for (benefit from) income taxes	2,025	3,086	-34.4%	(7,758)	630	nm
Net income	$14,486	$25,200	-42.5%	$11,363	$57,231	-80.1%

Net income per share:
Basic	$0.14	$0.29		$0.11	$0.65
Diluted	$0.13	$0.27		$0.10	$0.62

Weighted average shares used in computing net income per share:
Basic	106,898	88,418		106,359	87,744
Diluted	111,148	93,434		110,349	92,368

(1) "nm" means not meaningful

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
NET REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES)
(UNAUDITED)

		Three Months Ended			% Change		Six Months Ended April 30,
		Apr. 30, 2012	Jan. 31, 2012	Apr. 30, 2011	% SEQ	% YoY	2012	2011	% YoY Change
Total GAAP Net Revenues:
United States and Canada		$128,907	$119,630	$120,734	7.8%	6.8%	$248,537	$249,038	-0.2%
Europe, Middle East and Africa		198,941	154,907	93,263	28.4%	113.3%	353,848	171,970	105.8%
Latin America		96,205	100,289	56,217	-4.1%	71.1%	196,494	106,348	84.8%
Asia		47,965	44,698	22,232	7.3%	115.7%	92,663	48,855	89.7%
Total GAAP net revenues		$472,018	$419,524	$292,446	12.5%	61.4%	$891,542	$576,211	54.7%

Amortization of step-down in deferred revenue on acquisitions:
United States and Canada		$298	$335	$(106)			$634	$69
Europe, Middle East and Africa		6,132	4,096	434			10,228	434
Asia		916	1,245	2			2,161	2

Total Non-GAAP Net Revenues:
United States and Canada		$129,205	$119,965	$120,628	7.7%	7.1%	$249,171	$249,107	0.0%
Europe, Middle East and Africa		205,073	159,003	93,697	29.0%	118.9%	364,076	172,404	111.2%
Latin America		96,205	100,289	56,217	-4.1%	71.1%	196,494	106,348	84.8%
Asia		48,881	45,943	22,234	6.4%	119.8%	94,824	48,857	94.1%
Total Non-GAAP net revenues		$479,364	$425,200	$292,776	12.7%	63.7%	$904,565	$576,716	56.8%

Total GAAP Net Revenues		$472,018	$419,524	$292,446	12.5%	61.4%	$891,542	$576,211	54.7%
Amortization of step-down in deferred revenue on acquisitions		7,346	5,676	330			13,023	505
Total Non-GAAP net revenues		$479,364	$425,200	$292,776	12.7%	63.7%	$904,565	$576,716	56.8%
Less: Net revenues attributable to acquisitions:
Hypercom	A	$80,988	$73,462	$—			$154,450	$—
Point	A	57,538	17,865	6,372	(1)		75,403	9,141	(1)
Others	A	12,657	19,412	—			32,069	—
Total Non-GAAP net revenues excluding revenues from businesses acquired in the past 12 months		$328,181	$314,461	$286,404	4.4%	14.6%	$642,643	$567,575	13.2%

(1) Sales by VeriFone to Point in periods twelve months prior to the acquisition are not included in non-GAAP net revenues excluding revenues from businesses acquired. Point was a customer of VeriFone prior to the acquisition. This presentation provides consistency and comparability between periods because such sales post acquisition from VeriFone to Point would have been considered intercompany sales and thus would not have been included in consolidated results.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	April 30, 2012	October 31, 2011
Assets
Current assets:
Cash and cash equivalents	$361,037	$594,562
Accounts receivable, net	336,671	294,440
Inventories	162,107	144,316
Restricted cash	280,116	4
Other current assets	138,109	127,126
Total current assets	1,278,040	1,160,448

Property, plant and equipment, net	75,419	65,504
Purchased intangible assets, net	814,273	263,767
Goodwill	1,199,498	561,414
Other assets	371,820	262,428
Total assets	$3,739,050	$2,313,561

Liabilities and Equity
Current liabilities:
Accounts payable	$138,107	$144,278
Income taxes payable	8,226	9,116
Deferred revenue, net	98,698	68,824
Other current liabilities	237,113	209,007
Short-term debt	329,476	272,055
Total current liabilities	811,620	703,280

Deferred revenue, net	31,446	31,467
Long-term debt	1,282,783	211,756
Other long-term liabilities	320,760	171,565
Total stockholders' equity	1,253,554	1,194,193

Non-stockholders' equity	38,887	1,300

Total liabilities and equity	$3,739,050	$2,313,561

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	Six Months Ended April 30,
	2012	2011
Cash flows from operating activities
Net income	$11,363	$57,231
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, net	83,525	16,774
Stock-based compensation	21,726	16,757
Non-cash interest expense	10,652	7,579
Gain on bargain purchase of business	—	(1,727)
Gain on adjustments to acquisition related balances	—	(1,391)
Deferred income taxes	(13,321)	1,271
Other	1,325	760
Net cash provided by operating activities before changes in working capital	115,270	97,254
Changes in operating assets and liabilities:
Accounts receivable, net	(18,128)	(56,836)
Inventories	8,212	11,394
Other assets	(24,679)	(17,736)
Accounts payable	(25,098)	21,377
Income taxes payable	(659)	3,098
Deferred revenues, net	27,343	3,266
Other liabilities	(32,010)	7,014
Net cash provided by operating activities	50,251	68,831

Cash flows from investing activities
Purchases of property, plant and equipment	(12,012)	(5,302)
Acquisitions of businesses, net of cash acquired	(1,069,762)	(14,237)
Other	(2,431)	(510)
Net cash used in investing activities	(1,084,205)	(20,049)

Cash flows from financing activities
Proceeds from debt, net of issue costs	1,412,028	73
Repayments of debt	(339,873)	(2,701)
Proceeds from issuance of common stock through employee equity incentive plans	27,423	37,446
Increase in restricted cash	(279,159)	—
Contingent consideration paid	(14,209)	—
Distribution to non-controlling interest owners	(1,543)	(142)
Net cash provided by financing activities	804,667	34,676

Effect of foreign currency exchange rate changes on cash and cash equivalents	(4,238)	2,947

Net increase (decrease) in cash and cash equivalents	(233,525)	86,405
Cash and cash equivalents, beginning of period	594,562	445,137
Cash and cash equivalents, end of period	$361,037	$531,542

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended			Six Months Ended April 30,
		Apr. 30, 2012	Jan. 31, 2012	Apr. 30, 2011	2012	2011
GAAP Net revenues - System Solutions		$340,443	$312,641	$235,334	$653,084	$461,041
Amortization of step-down in deferred revenue on acquisitions	B	3,310	2,028	—	5,339	—
Non-GAAP Net revenues - System Solutions		$343,753	$314,669	$235,334	$658,423	$461,041

GAAP Net revenues - Services		$131,575	$106,883	$57,112	$238,458	$115,170
Amortization of step-down in deferred revenue on acquisitions	B	4,036	3,648	330	7,684	505
Non-GAAP Net revenues - Services		$135,611	$110,531	$57,442	$246,142	$115,675

GAAP Net revenues		$472,018	$419,524	$292,446	$891,542	$576,211
Amortization of step-down in deferred revenue on acquisitions	B	7,346	5,676	330	13,023	505
Non-GAAP Net revenues		$479,364	$425,200	$292,776	$904,565	$576,716

GAAP Cost of net revenues - System Solutions		$202,273	$198,752	$137,596	$401,025	$277,736
Stock-based compensation	C	(418)	(413)	(351)	(831)	(702)
Acquisition related and restructuring costs	B	(1,658)	(10,430)	(586)	(12,088)	(612)
Amortization of purchased intangible assets	B	(9,754)	(7,845)	(2,937)	(17,599)	(7,573)
Non-GAAP Cost of net revenues - System Solutions		$190,443	$180,064	$133,722	$370,507	$268,849

GAAP Cost of net revenues - Services		$77,586	$64,134	$32,265	$141,720	$64,399
Stock-based compensation	C	(45)	(66)	(41)	(111)	(88)
Acquisition related and restructuring costs	B	(1,678)	(824)	(133)	(2,502)	(128)
Amortization of purchased intangible assets	B	(960)	(641)	(228)	(1,601)	(451)
Non-GAAP Cost of net revenues - Services		$74,903	$62,603	$31,863	$137,506	$63,732

GAAP Gross profit - System Solutions		$138,170	$113,889	$97,738	$252,059	$183,305
Amortization of step-down in deferred revenue on acquisition	B	3,310	2,028	—	5,339	—
Stock-based compensation	C	418	413	351	831	702
Acquisition related and restructuring costs	B	1,658	10,430	586	12,088	612
Amortization of purchased intangible assets	B	9,754	7,845	2,937	17,599	7,573
Non-GAAP Gross profit - System Solutions		$153,310	$134,605	$101,612	$287,916	$192,192

GAAP System Solutions gross margins		40.6%	36.4%	41.5%	38.6%	39.8%
Amortization of step-down in deferred revenue on acquisitions as a % of System Solutions net revenues		1.0%	0.6%	0.0%	0.8%	0.0%
Stock-based compensation as a % of System Solutions net revenues		0.1%	0.1%	0.1%	0.1%	0.2%
Acquisition related and restructuring costs as a % of System Solutions net revenues		0.5%	3.3%	0.2%	1.9%	0.1%
Amortization of purchased intangible assets as a % of System Solutions net revenues		2.9%	2.5%	1.2%	2.7%	1.6%
Non-GAAP System Solutions gross margins		44.6%	42.8%	43.2%	43.7%	41.7%

GAAP Gross profit - Services		$53,989	$42,749	$24,847	$96,738	$50,771
Amortization of step-down in deferred revenue on acquisitions	B	4,036	3,648	330	7,684	505
Stock-based compensation	C	45	66	41	111	88
Acquisition related and restructuring costs	B	1,678	824	133	2,502	128
Amortization of purchased intangible assets	B	960	641	228	1,601	451
Non-GAAP Gross profit - Services		$60,708	$47,928	$25,579	$108,636	$51,943

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended			Six Months Ended April 30,
		Apr. 30, 2012	Jan. 31, 2012	Apr. 30, 2011	2012	2011
GAAP Services gross margins		41.0%	40.0%	43.5%	40.6%	44.1%
Amortization of step-down in deferred revenue on acquisitions as a % of Services net revenues		3.1%	3.4%	0.6%	3.2%	0.4%
Stock-based compensation as a % of Services net revenues		0.0%	0.1%	0.1%	0.0%	0.1%
Acquisition related and restructuring costs as a % of Services net revenues		1.3%	0.8%	0.2%	1.0%	0.1%
Amortization of purchased intangible assets as a % of Services net revenues		0.7%	0.6%	0.4%	0.7%	0.4%
Non-GAAP Services gross margins		44.8%	43.4%	44.5%	44.1%	44.9%

GAAP Gross profit		$192,159	$156,638	$122,585	$348,797	$234,076
Amortization of step-down in deferred revenue on acquisitions	B	7,346	5,676	330	13,023	505
Stock-based compensation	C	463	479	392	942	790
Acquisition related and restructuring costs	B	3,336	11,254	719	14,590	740
Amortization of purchased intangible assets	B	10,714	8,486	3,165	19,200	8,024
Non-GAAP Gross profit		$214,018	$182,533	$127,191	$396,552	$244,135

GAAP Gross margins		40.7%	37.3%	41.9%	39.1%	40.6%
Amortization of step-down in deferred revenue on acquisitions as a % of net revenues		1.6%	1.4%	0.1%	1.5%	0.1%
Stock-based compensation as a % of net revenues		0.1%	0.1%	0.1%	0.1%	0.1%
Acquisition related and restructuring costs as a % of net revenues		0.7%	2.7%	0.2%	1.6%	0.1%
Amortization of purchased intangible assets as a % of net revenues		2.3%	2.0%	1.1%	2.2%	1.4%
Non-GAAP Gross margins		44.6%	42.9%	43.4%	43.8%	42.3%

GAAP Research and development		$37,849	$35,079	$25,402	$72,928	$47,044
Stock-based compensation	C	(1,201)	(1,253)	(939)	(2,454)	(1,815)
Acquisition related and restructuring costs	B	(1,043)	(1,859)	(7)	(2,902)	(11)
Non-GAAP Research and development		$35,605	$31,967	$24,456	$67,572	$45,218
Non-GAAP Research and development as a % of net revenues		7.4%	7.5%	8.4%	7.5%	7.8%

GAAP Sales and marketing		$46,141	$39,986	$31,139	$86,127	$59,445
Stock-based compensation	C	(4,405)	(4,262)	(3,550)	(8,667)	(6,580)
Acquisition related and restructuring costs	B	(278)	(820)	(93)	(1,098)	(260)
Amortization of purchased intangible assets	B	—	(3)	—	(3)	—
Non-GAAP Sales and marketing		$41,458	$34,901	$27,496	$76,359	$52,605
Non-GAAP Sales and marketing as a % of net revenues		8.6%	8.2%	9.4%	8.4%	9.1%

GAAP General and administrative		$72,453	$59,653	$28,706	$132,106	$55,038
Stock-based compensation	C	(4,954)	(4,710)	(4,435)	(9,664)	(7,573)
Acquisition related and restructuring costs	B	(8,937)	(12,862)	(3,524)	(21,799)	(6,283)
Amortization of purchased intangible assets	B	(23,757)	(13,615)	(1,665)	(37,372)	(3,981)
Non-GAAP General and administrative		$34,805	$28,466	$19,082	$63,271	$37,201
Non-GAAP General and administrative as a % of net revenues		7.3%	6.7%	6.5%	7.0%	6.5%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended			Six Months Ended April 30,
		Apr. 30, 2012	Jan. 31, 2012	Apr. 30, 2011	2012	2011
GAAP Operating expenses		$156,443	$134,718	$85,247	$291,161	$161,527
Stock-based compensation	C	(10,560)	(10,225)	(8,924)	(20,785)	(15,968)
Acquisition related and restructuring costs	B	(10,258)	(15,541)	(3,624)	(25,799)	(6,554)
Amortization of purchased intangible assets	B	(23,757)	(13,618)	(1,665)	(37,375)	(3,981)
Non-GAAP Operating expenses		$111,868	$95,334	$71,034	$207,202	$135,024
Non-GAAP Operating expenses as a % of net revenues		23.3%	22.4%	24.3%	22.9%	23.4%

GAAP Operating income		$35,716	$21,920	$37,338	$57,637	$72,549
Amortization of step-down in deferred revenue on acquisitions	B	7,346	5,676	330	13,023	505
Stock-based compensation	C	11,023	10,704	9,316	21,727	16,758
Acquisition related and restructuring costs	B	13,594	26,795	4,343	40,389	7,294
Amortization of purchased intangible assets	B	34,471	22,104	4,830	56,575	12,005
Non-GAAP Operating income		$102,150	$87,199	$56,157	$189,351	$109,111

GAAP Operating margin		7.6%	5.2%	12.8%	6.5%	12.6%
Amortization of step-down in deferred revenue on acquisitions as a % of net revenues		1.6%	1.4%	0.1%	1.5%	0.1%
Stock-based compensation as a % of net revenues		2.3%	2.6%	3.2%	2.4%	2.9%
Acquisition related and restructuring costs as a % of net revenues		2.9%	6.4%	1.5%	4.5%	1.3%
Amortization of purchased intangible assets as a % of net revenues		7.3%	5.3%	1.7%	6.3%	2.1%
Non-GAAP Operating margin		21.3%	20.5%	19.2%	20.9%	18.9%

GAAP Interest expense		$(18,636)	$(14,634)	$(7,465)	$(33,270)	$(15,035)
Acquisition related and restructuring costs	B	470	435	474	905	940
Non-cash interest expense	D	4,094	6,227	3,762	10,321	7,581
Non-GAAP Interest expense		$(14,072)	$(7,972)	$(3,229)	$(22,044)	$(6,514)

GAAP Interest income		$1,143	$1,007	$287	$2,150	$570
Acquisition related and restructuring costs	B	180	539	—	719	—
Non-GAAP Interest income		$1,323	$1,546	$287	$2,869	$570

GAAP Other income (expense), net		$(1,712)	$(21,198)	$(1,874)	$(22,911)	$(223)
Acquisition related and restructuring costs	B	(667)	19,111	2,289	18,444	108
Non-operating gains	D	98	48	—	146	—
Non-GAAP Other income (expense), net		$(2,281)	$(2,039)	$415	$(4,321)	$(115)

Non-GAAP Income before income taxes		$87,120	$78,734	$53,630	$165,855	$103,052

GAAP Provision for (benefit of) income taxes		$2,025	$(9,782)	$3,086	$(7,758)	$630
Income tax effect of non-GAAP exclusions	D	13,658	24,471	7,640	38,129	19,980
Non-GAAP Provision for income taxes		$15,683	$14,689	$10,726	$30,371	$20,610
Non-GAAP Income tax rate		18.0%	18.7%	20.0%	18.3%	20.0%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended			Six Months Ended April 30,
		Apr. 30, 2012	Jan. 31, 2012	Apr. 30, 2011	2012	2011
GAAP Net income (loss)		$14,486	$(3,123)	$25,200	$11,363	$57,231
Amortization of step-down in deferred revenue on acquisitions	B	7,346	5,676	330	13,023	505
Stock-based compensation	C	11,023	10,704	9,316	21,727	16,758
Acquisition related and restructuring costs	B	13,577	46,880	7,106	60,457	8,342
Amortization of purchased intangible assets	B	34,471	22,104	4,830	56,575	12,005
Non-cash interest expense	D	4,094	6,227	3,762	10,321	7,581
Non-operating gains	D	98	48	—	146	—
Income tax effect of non-GAAP exclusions	D	(13,658)	(24,471)	(7,640)	(38,129)	(19,980)
Total Non-GAAP Net income		$71,437	$64,045	$42,904	$135,483	$82,442

Non-GAAP Net income per share:
Basic	E	$0.67	$0.61	$0.49	$1.27	$0.94
Diluted	E	$0.64	$0.58	$0.46	$1.23	$0.89

Weighted average shares used in computing GAAP net income per share:
GAAP basic shares		106,898	105,833	88,418	106,359	87,744
GAAP diluted shares		111,148	105,833	93,434	110,349	92,368
Additional shares dilutive for non-GAAP net income		(371)	3,728	(387)	(186)	(194)
Non-GAAP diluted shares	E	110,777	109,561	93,047	110,163	92,174

GAAP Net income as a % of net revenues		3.1%	-0.7%	8.6%	1.3%	9.9%
Amortization of step-down in deferred revenue on acquisitions as a % of net revenues		1.6%	1.4%	0.1%	1.5%	0.1%
Stock-based compensation as a % of net revenues		2.3%	2.6%	3.2%	2.4%	2.9%
Acquisition related and restructuring costs as a % of net revenues		2.9%	11.2%	2.4%	6.8%	1.4%
Amortization of purchased intangible assets as a % of net revenues		7.3%	5.3%	1.7%	6.3%	2.1%
Non-cash interest expense as a % of net revenues		0.9%	1.5%	1.3%	1.2%	1.3%
Non-operating gains		0.0%	0.0%	0.0%	0.0%	0.0%
Income tax effect of non-GAAP exclusions as a % of net revenues		-2.9%	-5.8%	-2.6%	-4.3%	-3.5%
Total Non-GAAP Net income as a % of non-GAAP net revenues		14.9%	15.1%	14.7%	15.0%	14.3%